EXHIBIT 99.1

CONSENT SOLICITATION STATEMENT

AFFINITY GAMING
AFFINITY GAMING FINANCE CORP.

Solicitation of Consents Relating to the Amendment of the Indenture Governing the
9.00% Senior Notes due 2018
(CUSIP No. 00829W AB4)

THIS CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 24, 2014, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). HOLDERS OF NOTES (AS DEFINED BELOW) WILL BE ENTITLED TO RECEIVE CONSENT CONSIDERATION (AS DEFINED BELOW) FOR THEIR NOTES ONLY IF THEY VALIDLY DELIVER CONSENTS (AS DEFINED BELOW) PRIOR TO THE EXPIRATION DATE AND DO NOT REVOKE SUCH CONSENTS. HOLDERS WHO DELIVER THEIR CONSENTS AFTER THE EXPIRATION DATE WILL NOT RECEIVE ANY CONSENT CONSIDERATION.

Affinity Gaming, a Nevada corporation (“Affinity Gaming” or the “Company”) and Affinity Gaming Finance Corp., a Nevada corporation (“Affinity Finance Corp;” and together with Affinity Gaming, the “Issuers,” “we,” or “us”), hereby solicit (the “Consent Solicitation”) consents (the “Consents”) of the holders of record (each a “Holder” and, collectively, the “Holders”) as of 5:00 p.m., New York City time, on July 11, 2014 (such time and date, the “Record Date”) of its 9.00% Senior Notes Due 2018 (the “Notes”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying form of consent (as the same may be amended or supplemented from time to time, the “Consent Form” and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered in connection herewith, the “Solicitation Documents”), to amend (the “Proposed Amendment”) the Indenture, dated as of May 9, 2012 (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”), U.S. Bank, National Association, as trustee (in such capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent, under which the Notes were issued. All capitalized terms used herein but not defined in this Consent Solicitation Statement have the meaning ascribed to them in the Indenture.

The purpose of the Consent Solicitation is to obtain from Holders approval of the Proposed Amendment to modify the definition of “Change of Control” in Section 1.1 of the Indenture to provide that neither (i) the Company’s and certain of its stockholders’ entry into and performance of a settlement agreement (the “Settlement Agreement”) by and among the Company, Z Capital Partners, L.L.C. and certain of its affiliates (collectively “Z Capital”) and certain other stockholders (the “Other Stockholders”) of the Company nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, will constitute a “Change of Control” under the Indenture. The Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement, if completed, may constitute a Change of Control because the stockholders party to the Settlement Agreement may be deemed a “group” for purposes of the definition of “Change of Control.” Therefore, the Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement or the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, absent a waiver, may require the Issuers to make a Change of Control Offer (as defined in the Indenture) pursuant to Section 3.9 of the Indenture. Under Section 3.9 of the Indenture, upon a Change of Control, the Company is required to make a Change of Control Offer (as defined in the Indenture) at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest to but excluding the date of repurchase. If the Consent Solicitation is successful and the Company and certain of its stockholders enter into and perform the Settlement Agreement or all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) form a “group” in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, the Issuers will not be required pursuant to the Indenture (as modified by the Supplemental Indenture (as defined below)) to make a Change of Control Offer. If the Consent Solicitation is unsuccessful and the Company and certain of its stockholders enter into the Settlement Agreement and the Issuers make a Change of Control Offer as a result thereof, it is the intention of the Issuers to condition such Change of Control Offer on the effectiveness of the Settlement Agreement and to condition the effectiveness of the Settlement Agreement on no more than a specified amount of Notes (such amount to be mutually agreed among the parties to the Settlement Agreement, which amount is expected to be no greater than $15 million) being tendered in the Change of Control Offer, in which case, absent a waiver of such condition, the Issuers will not have any obligation to make any payment to Holders in connection with such Change of Control Offer if a greater amount of Notes is tendered in such Change of Control Offer. The Proposed Amendment does not include any other changes to the Indenture.

The valid consent (which has not been revoked) of the Holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consent”) is required pursuant to the terms of the Indenture for the adoption of the Proposed Amendment and for the execution of the Supplemental Indenture giving effect to the Proposed Amendment (the “Supplemental Indenture”). The Issuers will accept all properly completed and executed Consents received by the Information and Tabulation Agent (as defined below) prior to the Expiration Date.

In the event that certain conditions described herein are satisfied or waived, the Requisite Consent is received prior to the Expiration Date and the Supplemental Indenture is executed and becomes effective, then the Issuers will pay to the Holders of Notes who have validly delivered Consents prior to the Expiration Date (and have not revoked such Consents) a cash payment equal to $2.50 per $1,000 principal amount of the Notes for which Consents have been validly delivered prior to the Expiration Date (and not revoked) by such Holders (the “Consent Consideration”). Holders of Notes for which no Consent is validly delivered prior to the Expiration Date (or for which a Consent is delivered and later revoked) will not receive the Consent Consideration, even though the Proposed Amendment, if it becomes operative, will bind all Holders and any subsequent holders of the Notes. Consents may be revoked at any time prior to the date the Supplemental Indenture is executed and becomes effective (which is expected to be promptly after receipt of the Requisite Consent and may occur prior to the Expiration Date if the Requisite Consent is received before then). In no event should Holders tender or deliver any Notes with their Consent Forms.

Only Holders of the Notes as of the Record Date, as reflected in the records of the Trustee, are eligible to consent to the Proposed Amendment. As of the Record Date, approximately $200 million in aggregate principal amount of the Notes was outstanding.

If the Requisite Consent is not obtained or the Supplemental Indenture is otherwise not effected, the Issuers’ obligations under the Indenture will remain in effect in their present form. Regardless of the outcome of the Consent Solicitation, and whether or not the Proposed Amendment is effected, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The Proposed Amendment will not alter the Issuers’ obligation to pay the principal of and interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

The Issuers have appointed D.F. King & Co., Inc. (the “Information and Tabulation Agent”) as information agent and tabulation agent, and Credit Suisse Securities (USA) LLC (the “Solicitation Agent”), as solicitation agent, in each case with respect to the Consent Solicitation.
None of the Issuers, the Guarantors, the Trustee, the Information and Tabulation Agent nor the Solicitation Agent makes any recommendation as to whether or not the Holders of the Notes should consent to the adoption of the Proposed Amendment.

The Solicitation Agent for this Consent Solicitation is

CREDIT SUISSE

July 21, 2014

IMPORTANT INFORMATION

Any Holder desiring to consent to the Proposed Amendment should complete and sign the Consent Form (or a facsimile thereof) in accordance with the instructions set forth in the Solicitation Documents and mail or deliver such manually signed Consent (or such manually signed facsimile thereof) and any other documents required by the Solicitation Documents to the Information and Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement. Only Holders as of the Record Date will be eligible to deliver Consents with respect to the adoption of the Proposed Amendment and, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and in the Consent Form, receive Consent Consideration. Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to deliver Consents with respect to the Notes so registered and instruct the nominee to deliver Consents on the beneficial owner’s behalf. See “Procedures for Delivering Consents.”

The Depository Trust Company participants (the “DTC Participants”) that hold the Notes on behalf of beneficial owners of the Notes through the Depository Trust Company (“DTC”) as of the Record Date are authorized to consent to the Proposed Amendment as if they were Holders. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such DTC Participants. To effect a Consent, DTC Participants should follow the procedures set forth in “Procedures for Delivering Consents.” Holders delivering Consents will not be obligated to pay the fees, commissions or other expenses of the Information and Tabulation Agent.

In no event should a Holder deliver the Notes together with the Consent. Giving a Consent will not affect the Holder’s right to sell or transfer the Notes. The transfer of Notes after the Record Date will not revoke any Consent theretofore validly given by a Holder, and each validly delivered Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described herein and in the Consent Form has been satisfied. In addition, a transferee of Notes after the Record Date for which a Consent has not been given may only consent to the Proposed Amendment by proxy given by the Holder as of the Record Date.

Requests for additional copies of the Solicitation Documents and questions and requests for assistance relating to the Solicitation Documents may be directed to the Information and Tabulation Agent at the address and telephone number set forth on the back cover of this Consent Solicitation Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee to obtain additional copies of the Solicitation Documents.

None of the Issuers, the Guarantors, the Trustee, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitation. The Issuers have not retained any representative to act on behalf of the Holders of the Notes in connection with the Consent Solicitation.

HOLDERS OF NOTES SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.

This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation in such jurisdiction under applicable laws. In any jurisdiction where the securities, blue sky or other laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Issuers by the Solicitation Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Issuers, the Guarantors or any of their affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained in this Consent Solicitation Statement, the accompanying Consent Form or the other Solicitation Documents, and, if given or made, such information or representation may not be relied upon as having been authorized by the Issuers, the Guarantors, the Trustee, the Information and Tabulation Agent, the Solicitation Agent or any other person.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

This Consent Solicitation Statement has not been filed with or approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the fairness or merits of the transactions contemplated hereby or the accuracy or adequacy of the information contained in the Solicitation Documents. Any representation to the contrary is a criminal offense.

The Consent Solicitation is made subject to the terms and conditions set forth in the Solicitation Documents. No Consent will be deemed to have been accepted unless and until the Conditions (as defined under “Principal Terms of the Consent Solicitation - Conditions to the Consent Solicitation”) have been satisfied or waived. The Solicitation Documents contain important information which should be read carefully before any decision is made with respect to the Consent Solicitation.

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Issuers become aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Issuers will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Issuers cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

After receipt of the Requisite Consent (which may be prior to the Expiration Date), the Issuers may execute the Supplemental Indenture that will give effect to the Proposed Amendment. If the Supplemental Indenture is executed and all other Conditions are satisfied or waived, the Issuers will pay the Consent Consideration to consenting Holders as promptly as practicable after the satisfaction or waiver of the other Conditions, including the Settlement Agreement Condition.

CONSENT FORMS SHOULD BE SENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT AND ON THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. HOLDERS OF NOTES SHOULD NOT DELIVER CONSENTS TO THE ISSUERS, THE TRUSTEE OR THE SOLICITATION AGENT AT ANY TIME.

UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER TENDER OR DELIVER ANY NOTES TO THE ISSUERS, THE INFORMATION AND TABULATION AGENT, THE SOLICITATION AGENT, THE TRUSTEE OR ANY OTHER PERSON IN CONNECTION WITH THE CONSENT SOLICITATION.

FORWARD-LOOKING STATEMENTS

Any statements made in this Consent Solicitation Statement that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “seek” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this Consent Solicitation Statement, you should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:

•	our debt service requirements may adversely affect our operations and ability to compete;

•	our ability to generate cash to service our substantial indebtedness depends on many factors that we cannot control;

•	rising gasoline prices;

•	intense competition;

•	extensive regulation from gaming and other government authorities;

•	changes to applicable gaming and tax laws;

•	severe weather conditions and other natural disasters that affect visitation to our casinos;

•	environmental contamination and remediation costs;

•	pending and potential litigation;

•	the global financial crisis and, in particular, the economic downturn in Nevada and California;

•	changes in income and payroll tax laws;

•	changes in health care benefits laws;

•	additional gaming licenses being granted in limited license jurisdictions where we operate;

•	breaches of our information systems resulting in loss or compromise of customer data;

•	results of the Event of Default under our existing credit agreement;

•	changes in the smoking laws; and

•	other factors as described in “Part I. Item IA - Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013.

These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Consent Solicitation Statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

SUMMARY

This Consent Solicitation Statement and the other Solicitation Documents contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation.

The following summary is provided solely for the convenience of the Holders of Notes. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the more detailed information contained in the other Solicitation Documents.

Issuers:	Affinity Gaming and Affinity Gaming Finance Corp.
Notes:	9.00% Senior Due 2018 (CUSIP No. 00829W AB4).
Proposed Amendment:
The purpose of the Consent Solicitation is to obtain from Holders approval of the Proposed Amendment to modify the definition of “Change of Control” in Section 1.1 of the Indenture to provide that neither (i) the Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement, nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, will constitute a “Change of Control” under the Indenture.

Supplemental Indenture:
The Supplemental Indenture will be executed by the Issuers, the Guarantors and the Trustee promptly after receipt of the Requisite Consent (which may occur prior to the Expiration Date if the Requisite Consent is received before then). Upon its execution, the Supplemental Indenture will be effective and constitute a binding agreement among the Issuers, the Guarantors and the Trustee. However, the Supplemental Indenture by its terms will provide that the Proposed Amendment will not become operative unless and until the Issuers pay the Consent Consideration to the Information and Tabulation Agent, which will be as promptly as practicable after the satisfaction or waiver of the Conditions.

Record Date:	5:00 p.m., New York City time, on July 11, 2014.
Consent Consideration:
Subject to the satisfaction or waiver of the Conditions, the Issuers will pay to the Holders of Notes who validly deliver Consents prior to the Expiration Date (and do not revoke such Consents) a cash payment equal to $2.50 per $1,000 principal amount of the Notes for which Consents have been validly delivered (and not revoked).

No interest will be paid on the Consent Consideration.
Expiration Date:
The Expiration Date for the Consent Solicitation will be 5:00 p.m., New York City time, on July 24, 2014, unless extended or earlier terminated by the Issuers. See “Principal Terms of the Consent Solicitation - Expiration; Extension; Amendment; Termination.”

The Consent Solicitation:
The Issuers are seeking Consents from Holders of Notes to the Proposed Amendment to the Indenture. After the Requisite Consent has been obtained (which may be prior to the Expiration Date), the Issuers, the Guarantors and the Trustee may execute the Supplemental Indenture. If the Supplemental Indenture is executed and becomes operative, each Holder of Notes and its transferees will be bound by the Proposed Amendment even if that Holder did not consent to the Proposed Amendment.

Requisite Consent:
Holders must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the Record Date, there were outstanding approximately $200 million aggregate principal amount of Notes.

Conditions:
The Issuers’ obligation to accept and pay for Consents validly delivered (and not revoked) pursuant to the Consent Solicitation is subject to and conditioned upon the receipt of the Requisite Consent, the execution and effectiveness of the Supplemental Indenture, the Settlement Agreement Condition and satisfaction or waiver of the other Conditions. See “Principal Terms of the Consent Solicitation - Conditions to the Consent Solicitation.”

Procedures for Delivery of Consents:
Consents must be delivered to the Information and Tabulation Agent prior to the Expiration Date. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent. Only registered owners of Notes as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Proposed Amendment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to consent to the Proposed Amendment must properly instruct such DTC Participant to cause a Consent to be delivered in respect of such Notes. See “Procedures for Delivering Consents.”

Revocation of Consents:
Consents may be revoked at any time prior to the date the Supplemental Indenture is executed and becomes effective (which is expected to be promptly after receipt of the Requisite Consent and may occur prior to the Expiration Date if the Requisite Consent is received before then). Consents may be revoked only by registered owners of Notes as of the Record Date or their duly designated proxies. See “Revocation of Consents.”

Settlement Agreement
The Company currently expects to execute the Settlement Agreement, subject to the receipt of the Requisite Consent, the execution and effectiveness of the Supplemental Indenture and satisfaction or waiver of the other Conditions. The purpose of the Settlement Agreement is to resolve the certain action styled “Z Capital Partners, L.L.C., et al. v. Don R. Kornstein, et al.,” Case No. A-13-677739-B, pending in the Clark County District Court and that certain action styled “Don R. Kornstein, et al. v. Z Capital Partners, L.L.C.,” Case No. 63177, pending in the Nevada Supreme Court. See “Our Company - Pending Litigation.”

Solicitation Agent:
Credit Suisse Securities (USA) LLC is serving as solicitation agent in connection with the Consent Solicitation. The Solicitation Agent’s contact information is listed on the back cover of this Consent Solicitation Statement.

Information and Tabulation Agent:
D.F. King & Co., Inc. is serving as information agent and tabulation agent in connection with the Consent Solicitation. The Information and Tabulation Agent’s contact information is listed on the back cover of this Consent Solicitation Statement.

Certain U.S. Federal Income Tax Considerations:	For a summary of certain U.S. federal income tax considerations for the Holders of the Notes in connection with the Consent Solicitation, see “Certain U.S. Federal Income Tax Considerations.”

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and certain current reports with the SEC. Such reports and other information are available for inspection at the public reference room at the SEC’s office at 100 F Street, NE, Washington, DC 20549. Copies may be obtained by mail, upon payment of the SEC’s customary charges, by writing to its principal office at 100 F Street, NE, Washington, DC 20549. Further information on the operation of the SEC’s public reference room in Washington, DC can be obtained calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about us. The address of that website is http://www.sec.gov. You should read such reports before making a decision on this Consent Solicitation. We are “incorporating by reference” the reports that we have filed with the SEC, which means that we are disclosing important information to you by referring you to the reports and proxy statements filed with the SEC. The information incorporated by reference is deemed to be part of this Consent Solicitation, except for any information superseded by information contained directly in this Consent Solicitation or any subsequently filed document deemed incorporated by reference. The following documents (other than any portion of such documents that are furnished under applicable SEC rules rather than filed) filed by Affinity Gaming are hereby incorporated by reference and shall be considered to be a part of this Consent Solicitation Statement: Annual Report on Form 10-K for the year ended December 31, 2013 and amended by Form 10-K/A filed on May 23, 2014; Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; Definitive Proxy Statement on Schedule 14A filed on April 8, 2014, as supplemented by Amendment No. 1 filed on April 8, 2014; and Current Reports on Form 8-K filed on April 9, 2014, May 14, 2014 and May 16, 2014. Any future reports we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) after the date of this Consent Solicitation are incorporated herein by reference until completion of the Consent Solicitation. Any statement contained in this Consent Solicitation or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement.

OUR COMPANY

Company Overview

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of eleven casinos, five of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the JW Marriot Resort in Las Vegas.

Pending Litigation

On March 5, 2013, Z Capital, individually as well as derivatively on behalf of Affinity Gaming, filed a complaint (the “Complaint”) against us as a nominal party and our then-directors (Don R. Kornstein, Thomas M. Benninger, Scott D. Henry, Michael Rumbolz and David D. Ross (collectively, the “Individual Defendants”)) as defendants in the District Court, Clark County, Nevada (the “District Court”), seeking (A) a judgment, among other things: (i) declaring that the conversion of Affinity Gaming, LLC from a Nevada limited liability company into a Nevada corporation (the “Corporate Conversion”) was ineffective and void ab initio and that Affinity Gaming, LLC remains in existence as a Nevada limited liability company governed by its Operating Agreement dated as of December 31, 2010 (the “Operating Agreement”); or in the alternative (ii) striking and invalidating, and enjoining the recognition or enforcement of the agreements and governing documents purportedly entered into in connection with the Corporate Conversion, and reforming them to comply with the requirements of the Operating Agreement; (iii) enjoining defendants from taking any action inconsistent with the Operating Agreement and refusing to take any action required by the Operating Agreement; and (iv) declaring that the Rights Agreement, dated effective December 21, 2012, between Affinity Gaming and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”) is void ab initio and unenforceable, as well as (B) related general, special, consequential and punitive damages.

Z Capital filed a motion on April 9, 2013 for a preliminary injunction seeking to enjoin the enforcement of the Rights Agreement and certain provisions of our Articles of Incorporation. On May 3, 2013, the District Court granted the motion in part, enjoining Affinity Gaming and Affinity Gaming’s Board of Directors (the “Board”) from: (i) creating or issuing any preferred securities; (ii) authorizing or issuing any additional securities convertible into or exercisable for shares equal to or in excess of 20% of the outstanding common stock of the Company without shareholder approval; (iii) enforcing the Rights Agreement and/or granting or issuing any Rights provided therein; (iv) adopting any agreement or plan similar to the Rights Agreement or any other agreement or plan that would disproportionately adversely affect the economic interests or voting rights of Z Capital without Z Capital’s explicit consent; and (v) impairing or impeding, in any manner, any acquisition or sale of Affinity Gaming shares by Z Capital. The defendants filed an appeal of the District Court's decision to the Nevada Supreme Court, which appeal is pending. Discovery has been stayed by agreement of the parties.

Representatives of Z Capital and of SPH Manager, LLC (“SPH Manager”) have reached a tentative understanding, which would involve (1) reconstituting the Board to include seven members, consisting of our Chief Executive Officer, two members designated by Z Capital and four members, including two independent directors, designated by SPH Manager and stockholders other than Z Capital, and (2) resolving and dismissing the existing litigation between Z Capital and Affinity Gaming (and certain of its directors). The tentative understanding will not become final and binding until definitive agreements with respect thereto are executed and delivered by all parties and there can be no assurance that such definitive agreements will be so executed and delivered.

The Proposed Settlement Agreement

The Settlement Agreement, if entered into, (1) reconstitutes the Board to include seven members, consisting of our Chief Executive Officer, two members designated by Z Capital and four members, including two independent directors, designated by SPH Manager and stockholders other than Z Capital (with the exact number to be designated be each of such stockholders (or stockholder groups) to be adjusted based on the percentage of the outstanding shares of common stock of the Company owned by such stockholder (or stockholder group)), and (2) resolves and dismisses the existing litigation between Z Capital and Affinity Gaming (and certain of its directors). In any such case, the Settlement Agreement will provide that the Board will include two directors who meet the director independence requirements then in use by the Company.

Each stockholder party to the Settlement Agreement agrees to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. The Settlement Agreement requires that stockholders party to the agreement vote their shares to constitute the board as described above but does not govern voting on any other matter. The Company agrees to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Settlement Agreement.

The Settlement Agreement further provides for the dismissal with prejudice of the existing litigation between Affinity Gaming, Z Capital and the Individual Defendants and the resolution of such litigation. In connection therewith, the preliminary injunction will be dissolved, and each party to the litigation will bear its own costs (except the Individual Defendants’ costs will be borne by the Company).

The Settlement Agreement provides that the Rights Agreement is null and void and that the Company and its affiliates will promptly take any and all actions necessary to terminate the Rights Agreement. It also provides that the Company will not enter into any similar shareholder rights agreement unless such agreement exempts Z Capital, SPH Manager and the Other Stockholders (and their respective affiliates) until such time such stockholder beneficially owns (together with its affiliates) less than one-half of the shares outstanding of the Company owned by such stockholder and its affiliates as of the date of the Settlement Agreement (on an adjusted basis), and once such stockholder owns less than half of the shares of the Company owned as of the date of the Agreement (on an adjusted basis), it is no longer be entitled to such exemption.

The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own at least a specified number of shares of common stock of the Company.

Other than the Settlement Agreement and the agreement, dated as of May 20, 2013, by and between SPH Manager, Spectrum Group Management, LLC, Highland Capital Management LP, Courage Capital Management, LLC One East Partners Master, L.P. and One East Partners Opportunities, L.P., there are no agreements between the parties to the Settlement Agreement with respect to the voting of shares of common stock of the Company.

Credit Agreement Amendment and Waiver

Concurrent with commencement of the Consent Solicitation, the Company is seeking an amendment and waiver (the “Amendment”) to its Credit Agreement, dated as of May 9, 2012 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Company, Deutsche Bank Trust Company Americas, as administrative agent, the lenders party thereto, and the other agents and arrangers party thereto.  The Amendment, seeks, among other things, to waive events of default with respect to non-compliance with certain financial covenants and amend certain affirmative, negative and financial covenants for future periods.

PROPOSED AMENDMENT TO THE INDENTURE

Purposes and Effects

Under Section 3.9 of the Indenture, upon a Change of Control, the Company is required to make a Change of Control Offer (as defined in the Indenture) at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest to but excluding the date of repurchase. Under the Indenture, a Change of Control means, among other things, Affinity Gaming becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of Affinity Gaming.

The Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement, if completed, or the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, may constitute a Change of Control because such parties may be deemed a “group” for purposes of the definition of “Change of Control.” Therefore, the Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement, or the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, absent a waiver, may require the Issuers to make a Change of Control Offer pursuant to Section 3.9 of the Indenture. The Company currently expects to enter into the Settlement Agreement, subject to the receipt of the Requisite Consent, the execution and effectiveness of the Supplemental Indenture and satisfaction or waiver of the other Conditions. If the Consent Solicitation is unsuccessful and the Company and certain of its stockholders enter into the Settlement Agreement and the Issuers make a Change of Control Offer as a result thereof, it is the intention of the Issuers to condition such Change of Control Offer on the effectiveness of the Settlement Agreement and to condition the effectiveness of the Settlement Agreement on no more than a specified amount of Notes (such amount to be mutually agreed among the parties to the Settlement Agreement, which amount is expected to be no greater than $15 million) being tendered in the Change of Control Offer, in which case, absent a waiver of such condition, the Issuers will not have any obligation to make any payment to Holders in connection with such Change of Control Offer if a greater amount of Notes is tendered in such Change of Control Offer.

The purpose of the Consent Solicitation is to obtain from Holders approval of the Proposed Amendment to modify the definition of “Change of Control” in Section 1.1 of the Indenture to provide that neither (i) the Company’s and certain of its stockholders’ entry into and performance of the Settlement Agreement, nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, will constitute a “Change of Control” under the Indenture. If the Consent Solicitation is successful and the Company and certain of its stockholders enter into and perform the Settlement Agreement or form a “group” among all or some of the parties to the Settlement Agreement or their affiliates in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, the Issuers will not be required pursuant to the Indenture (as modified by the Supplemental Indenture) to make a Change of Control Offer.

The Supplemental Indenture will be executed by the Issuers, the Guarantors and the Trustee promptly after receipt of the Requisite Consent (which may occur prior to the Expiration Date if the Requisite Consent is received before then). Upon its execution, the Supplemental Indenture will be effective and constitute a binding agreement among the Issuers, the Guarantors and the Trustee. However, the Supplemental Indenture by its terms will provide that the Proposed Amendment will not become operative unless and until the Issuers pay the Consent Consideration to the Information and Tabulation Agent, which will be as promptly as practicable after the satisfaction or waiver of the other Conditions, including the Settlement Agreement Condition.

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the Proposed Amendment will not alter the Issuers’ obligations to pay the principal of or interest on the Notes, the Guarantors’ obligations under the Indenture or the stated interest rate or maturity date of the Notes.

Proposed Amendment

Set forth below is a summary description of the proposed modifications to the Indenture for which the Consents of the Holders are being solicited by this Consent Solicitation Statement. This description does not purport to be comprehensive or definitive and is qualified by reference to the full provisions of the existing Indenture and the provisions of the proposed Supplemental Indenture a copy of which may be obtained from the Issuers.

Modification of Definition Titled “Change of Control”: The Proposed Amendment will modify the definition titled “Change of Control” as set forth in Section 1.1 of the Indenture by adding a new proviso to the end of subsection (1) as follows:

“; provided that neither (i) entry into or performance of the Settlement Agreement, nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date of the Consent Solicitation, shall constitute a Change of Control; provided, further, that for purposes of clarity it is understood that no other “Person” or “group” is excluded from the Change of Control definition by the foregoing proviso and it will still be a Change of Control if (x) Z Capital and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company or (y) SPH Manager and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company.”

Omnibus Consent and Waiver

In addition to the Proposed Amendment described above, the Proposed Amendment, if adopted, would include such additional amendments and waivers to the Indenture not inconsistent with the foregoing that may be required in connection with the Company’s and certain stockholders’ entry into and performance of the Settlement Agreement, or the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date hereof, described in this Consent Solicitation Statement, including but not limited to certain conforming and related changes to the Indenture as appropriate in light of the Proposed Amendment.

PRINCIPAL TERMS OF THE CONSENT SOLICITATION

This section summarizes the terms of the Consent Solicitation. Although the Issuers believe that this description covers the material terms of the Consent Solicitation, this summary may not contain all the information that is important to the Holders of the Notes. You should carefully read this entire Consent Solicitation Statement, the other Solicitation Documents and the other documents the Issuers refer to in this Consent Solicitation Statement for a more complete understanding of the Consent Solicitation.

General

The Issuers are soliciting Consents from Holders of Notes, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Proposed Amendment to the Indenture. See “Proposed Amendment to the Indenture.” Upon receipt of the Requisite Consent (which may be prior to the Expiration Date), the Supplemental Indenture containing the Proposed Amendment may be executed and become effective. However, the Supplemental Indenture by its terms will provide that the Proposed Amendment will not become operative unless and until the Issuers pay the Consent Consideration to the Information and Tabulation Agent, which will be as promptly as practicable after the satisfaction or waiver of the other Conditions, including the Settlement Agreement Condition. See “- Conditions to the Consent Solicitation” below.

Holders who deliver their properly completed and executed Consents to the Information and Tabulation Agent prior to the Expiration Date shall be deemed to have consented to the Proposed Amendment and directed the Trustee to execute the Supplemental Indenture. The Issuers will be deemed to have accepted the Consents if and when the Supplemental Indenture is executed and becomes effective, which is expected to be promptly after receipt of the Requisite Consent and which may occur prior to the Expiration Date if the Requisite Consent is received before then. Thereafter, upon payment by the Issuers of the Consent Consideration to the Information and Tabulation Agent, all Holders, including non-consenting Holders, and all subsequent holders of Notes will be bound by the Proposed Amendment. If the Requisite Consent is received prior to the Expiration Date, and the Conditions are satisfied or waived (which is expected to be satisfied after the Expiration Date), the Issuers will pay through the Information and Tabulation Agent to each Holder who will have validly consented prior to the Expiration Date (and had not revoked such Consent) the Consent Consideration as promptly as practicable after the satisfaction or waiver of the other Conditions, including the Settlement Agreement Condition.

The Issuers may extend the Expiration Date of the Consent Solicitation from time to time in their sole discretion. The Issuers expressly reserve the right for any reason (i) to abandon, terminate, withdraw or amend the Consent Solicitation at any time by giving oral or written notice thereof to the Information and Tabulation Agent and (ii) not to extend the Expiration Date beyond the last previously announced date thereof. Regardless of whether the Requisite Consent is received, if the Consent Solicitation is abandoned or withdrawn for any reason, or the conditions thereto are neither satisfied nor waived, the Consents will be voided. If the Consent Solicitation is abandoned or withdrawn, the Indenture will remain in effect in its present form.

Consents may be revoked at any time prior to the date the Supplemental Indenture is executed and becomes effective. See “Revocation of Consents.”

In addition to the use of the mail and e-mail, Consents may be solicited by directors, officers, managers and other employees of the Issuers, without any additional remuneration, in person, or by telephone, telegraph, facsimile transmission or e-mail. The Issuers have retained the Solicitation Agent and the Information and Tabulation Agent to aid in the Consent Solicitation.

Irrespective of whether the Proposed Amendment becomes effective, the Notes will continue to be outstanding in accordance with all other terms of the Indenture and the Notes. In no event should Holders tender or deliver any Notes with their Consent Forms. Giving a Consent will not affect the Holder’s right to sell or transfer the Notes. As further described in this Consent Solicitation Statement, if the Proposed Amendment becomes effective, the Indenture will be modified in the manner described above in “Proposed Amendment to the Indenture.” We cannot predict what effect, if any, such action would have with respect to the market price and credit rating of the Notes, nor can we provide assurances that any such effect would not otherwise be materially adverse to the interest of Holders.

Consent Consideration

In the event that the Conditions described below, including receipt of the Requisite Consent prior to the Expiration Date, the execution and effectiveness of the Supplemental Indenture and the Settlement Agreement Condition are satisfied or waived, the Issuers will pay the Consent Consideration to each Holder as of the Record Date who validly delivers a Consent prior to the Expiration Date, and does not revoke such Consent. The Consent Consideration will be a cash payment equal to $2.50 per $1,000 principal amount of Notes as to which such valid Consent is delivered (and not revoked). All other Holders will not be entitled to receive any Consent Consideration, even though the Proposed Amendment will bind all Holders and any subsequent holders of the Notes. Subject to the Issuers’ right to abandon or withdraw the Consent Solicitation, if the Requisite Consent is received prior to the Expiration Date, and the Conditions are satisfied or waived (which is expected to be satisfied after the Expiration Date), the Issuers will pay through the Information and Tabulation Agent to each Holder who had validly consented prior to the Expiration Date (and had not revoked such Consent) the Consent Consideration as promptly as practicable after the satisfaction or waiver of the Conditions, including the Settlement Agreement Condition.

The Consent Consideration will be paid to each Holder entitled thereto pursuant to the terms hereof by check delivered by overnight courier to the address specified in such Holder’s validly delivered and accepted Consent Form or by wire transfer to the account specified in such Holder’s validly delivered and accepted Consent Form.

Holders whose Consents are not validly delivered to and received by the Information and Tabulation Agent prior to the Expiration Date will not be entitled to receive any Consent Consideration. Under no circumstances will payment of Consent Consideration be made to any Holder delivering a Consent unless and until (i) the Requisite Consent has been received, (ii) the Supplemental Indenture giving effect to the Proposed Amendment has become operative and (iii) the Conditions have been satisfied or waived, including the Settlement Agreement Condition.

If the Consent Solicitation is abandoned or withdrawn for any reason, regardless of whether the Requisite Consent is received, or the Conditions are neither satisfied nor waived, the Consents will be voided and no Consent Consideration will be paid.

For a discussion of certain U.S. federal income tax consequences that may result from the Consent Solicitation, see “Certain U.S. Federal Income Tax Considerations.”

Requisite Consent

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the Record Date, there were approximately $200 million aggregate principal amount of Notes outstanding. In determining whether the Requisite Consent has been received, Notes owned by the Issuers, the Guarantors, or any of their affiliates will not be considered as outstanding. If the Requisite Consent is received, the terms of the Indenture would permit the Trustee to execute the Supplemental Indenture.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had withheld consent to the Proposed Amendment.

If the Requisite Consent is received and the Supplemental Indenture is executed and becomes effective in accordance with the terms hereof, upon payment by the Issuers of the Consent Consideration to the Information and Tabulation Agent, the Proposed Amendment will be operative and be binding upon all Holders of Notes, whether or not such Holders have delivered Consents. However, no Holder will be entitled to receive Consent Consideration unless such Holder has validly delivered a Consent with respect to such Holder’s Notes prior to the Expiration Date, and has not revoked such Consent.

Record Date

The Issuers have established 5:00 p.m., New York City time, on July 11, 2014 as the Record Date. All Holders of the Notes as of the Record Date, as reflected in the records of the Trustee, are eligible to participate in the Consent Solicitation. This Consent Solicitation Statement and the accompanying Consent Form are being sent to all such Holders. The Issuers reserve the right to establish from time to time any new time and date as the Record Date with respect to the Consent Solicitation and, thereupon, any such new time and date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Expiration; Extension; Amendment; Termination

The Consent Solicitation will expire at 5:00 p.m., New York City time, on July 24, 2014, unless extended or earlier terminated by the Issuers in their sole discretion. Consents may be revoked at any time prior to the date the Supplemental Indenture is executed and becomes effective (which is expected to be promptly after receipt of the Requisite Consent and which may occur prior to the Expiration Date if the Requisite Consent is received before then). See “Revocation of Consents.”

The Issuers may extend the Expiration Date of the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice of any extension to the Information and Tabulation Agent and will make a public announcement thereof by press release, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Issuers expressly reserve the right for any reason (i) to abandon, terminate, withdraw or amend the Consent Solicitation at any time by giving oral or written notice thereof to the Information and Tabulation Agent and (ii) not to extend the Expiration Date beyond the last previously scheduled date thereof.

The Consent Solicitation may also be abandoned or withdrawn after the Expiration Date and prior to the time the Proposed Amendment is operative in the Issuers’ sole discretion, regardless of whether the Requisite Consent has been received. If the Consent Solicitation is abandoned or withdrawn for any reason, regardless of whether the Requisite Consent is received, or the Conditions are neither satisfied nor waived, the Consents will be voided and no Consent Consideration will be paid.

If the Consent Solicitation, or any of the Solicitation Documents, are amended prior to the Expiration Date in a manner determined by the Issuers, in their sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Issuers will promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Date for a period deemed by the Issuers to be adequate to permit Holders to consider such amendments.

Any such extension, amendment or termination of the Expiration Date or Consent Solicitation will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Issuers are extending the Expiration Date or Consent Solicitation for a specified period of time or on a daily basis.

Conditions to the Consent Solicitation

The consummation of the Consent Solicitation is conditioned upon (i) the Requisite Consent being received by the Information and Tabulation Agent prior to the Expiration Date, (ii) the execution and effectiveness of the Supplemental Indenture, (iii) the execution and effectiveness of the Settlement Agreement (the “Settlement Agreement Condition”) and (iv) the absence of any existing or proposed law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any injunction, action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment, the payment of the Consent Consideration, the entering into of the Supplemental Indenture, or question the legality or validity of any of the foregoing (collectively the “Conditions”). The

Conditions specified in clauses (iii) and (iv) are for the benefit of the Issuers and may, to the extent permitted by applicable law, be waived by the Issuers in their sole discretion. The Conditions specified in clauses (i) and (ii) may not be waived.

Subject to applicable law, the Consent Solicitation may be extended, abandoned or withdrawn for any reason at any time, regardless of whether the Requisite Consent is received, in which case any Consents received will be voided and no Consent Consideration will be paid to any Holders.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is abandoned or withdrawn, the Supplemental Indenture will not become effective and the Proposed Amendment will not become operative. In such event, the Issuers’ obligations under the Indenture will remain in effect in their present form, any Consents received will be voided and no Consent Consideration will be paid to any Holders.

PROCEDURES FOR DELIVERING CONSENTS

General

Each Holder who delivers a Consent to the Proposed Amendment in accordance with the procedures set forth in the Solicitation Documents will be deemed to have consented to the Proposed Amendment.

To effectively consent to the Proposed Amendment, a properly completed Consent (or a facsimile thereof) duly executed by the Holder must be received by the Information and Tabulation Agent at its address set forth on the back cover of this Consent Solicitation Statement prior to the Expiration Date. Consents should be sent only to the Information and Tabulation Agent and should not be sent to the Issuers, the Guarantors, the Trustee or the Solicitation Agent. However, the Issuers reserve the right to accept any Consent received by the Issuers, the Guarantors, the Trustee or the Solicitation Agent.

If the Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Notes wishes to consent to the Proposed Amendment, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Information and Tabulation Agent on the beneficial owner’s behalf. Any beneficial owner of Notes registered in the name of a DTC Participant may direct the DTC Participant through which such beneficial owner’s Notes are held to execute a Consent Form on such beneficial owner’s behalf and deliver the executed Consent to the Information and Tabulation Agent.

The Issuers anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants (i.e., brokers, banks and other financial institutions that participate through DTC or its nominee) holding the Notes, which will authorize each such DTC Participant to consent to the Proposed Amendment with respect to the principal amount of Notes shown as owned by such DTC Participant on the books of DTC as of the Record Date. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. The Information and Tabulation Agent will accept and record only a properly executed Consent from those parties listed as a Holder in the omnibus proxy received by the Information and Tabulation Agent from DTC. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. Any Notes not held by DTC or a DTC Participant must be executed in the name of the Holder.

Consents by the Holder(s) of the Notes should be executed in exactly the same manner as the name(s) of such registered Holder(s) appear(s) on the Notes. If the Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Issuers, must submit with the Consent appropriate evidence of authority to execute the Consent. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to the Issuers to execute the Consent with respect to the Notes on behalf of the Holder.

If a Consent relates to fewer than all of the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in minimum denominations of $2,000 and integral multiples of $1,000 thereof) of such Notes to which the Consent relates. If no amount of Notes as to which a Consent is delivered is specified, or if neither the “Consent Given” or “Consent Withheld” box is marked with respect to such Notes, but the Consent is otherwise properly completed and executed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes which such Holder holds directly or through DTC.

The method of delivery of the Consent and any other required documents to the Information and Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided in the Consent, delivery will be deemed made only when the Consent or any other required document is actually received by the Information and Tabulation Agent, which must be prior to the Expiration Date. If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Information and Tabulation Agent prior to the Expiration Date.

In no event should a Holder deliver the Notes together with the Consent. Giving a Consent will not affect the Holder’s right to sell or transfer the Notes.

Determination of Validity

The registered ownership of Notes as of the Record Date shall be proven by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position report provided by DTC as of the Record Date.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by the Issuers, in their sole discretion (which determination shall be final, conclusive and binding subject only to such review as may be prescribed by the Trustee concerning proof of execution and ownership). The Issuers reserve the absolute right to reject any or all deliveries of any Consent they determine not to be in proper form or the acceptance of which would, in the opinion of the Issuers or their counsel, be unlawful. The Issuers also reserve the right, subject only to such review as the Trustee prescribes for the proof of execution and ownership, to waive any defect or irregularity as to any delivery of any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Issuers’ interpretation of the terms and conditions of the Consent Solicitation, including the instructions to the Consent, shall be final and binding on all parties. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as the Issuers determine, unless waived by the Issuers. Deliveries of a Consent shall not be deemed to have been made until all defects and irregularities have been waived by the Issuers or cured. None of the Issuers, the Guarantors or any of their affiliates, the Information and Tabulation Agent, the Solicitation Agent, the Trustee or any other person shall be under any duty to give notification to any Holder of any defects or irregularities or waivers in deliveries of Consents or shall incur any liability for failure to give any such notification.

REVOCATION OF CONSENTS

A Consent may be revoked by a Holder of the Notes if the Information and Tabulation Agent or the Trustee receives the written notice of revocation of Consent (or a facsimile thereof) prior to the date the Supplemental Indenture is executed and becomes effective (which is expected to be promptly after receipt of the Requisite Consent and which may occur prior to the Expiration Date if the Requisite Consent is received before then). Any notice of revocation received after the date the Supplemental Indenture becomes effective, even if received prior to the Expiration Date, will not be effective to revoke a Consent. Notices of revocation of a Consent must be sent to the Information and Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement in accordance with the procedures set forth in the Solicitation Documents, or to the Trustee at the Trustee’s Corporate Trust Office as set forth in the Indenture, in accordance with Sections 9.4 and 12.2 of the Indenture.

Consents may be revoked only by registered owners of Notes as of the Record Date or their duly designated proxies. The transfer of Notes after the Record Date will NOT have the effect of revoking any valid Consent theretofore given. Each Consent validly given will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described in this Consent Solicitation Statement or in the Indenture has been complied with.

If the Consent Solicitation, or any of the Solicitation Documents, are amended prior to the Expiration Date in a manner determined by the Issuers, in their sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Issuers shall promptly disseminate additional Consent Solicitation materials and, if necessary, delay the effectiveness of the Supplemental Indenture for a period deemed by the Issuers to be adequate to permit Holders to consider such amendments and revoke their Consents.

The Issuers reserve the right to contest the validity of any notice of revocation of Consent and all questions as to validity, including the time of receipt of any notice of revocation of Consent, will be determined by the Issuers in their sole discretion, which determination shall be final and binding on all parties, subject only to such review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Issuers or the Guarantors or any of their affiliates, the Solicitation Agent, the Information and Tabulation Agent, the Trustee, or any other person shall be under any duty to give notification to any

Holder of any defects or irregularities with respect to any notice of revocation of Consent or shall incur any liability for failure to give any such notification.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent. A Holder who delivered a notice of revocation of Consent may thereafter deliver a new Consent by following the procedures described in the Solicitation Documents. See “Procedures for Delivering Consents.”

The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Issuers, must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement and the Indenture. A beneficial owner of Notes who is not the Holder as of the Record Date of such Notes must instruct the Holder of such Notes to revoke any Consent already given with respect to such Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, including the adoption of the Proposed Amendment and the receipt of the Consent Consideration. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of Notes in light of its particular circumstances. In addition, this discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate and gift tax and the Medicare tax on certain investment income).

This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the U.S. Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this Consent Solicitation Statement. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This discussion deals only with beneficial owners that hold Notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions, individual retirement and other tax-deferred accounts, tax exempt organizations, S corporations, partnerships or other pass through entities for U.S. federal income tax purposes (or investors in such entities), insurance companies, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code and taxpayers subject to the alternative minimum tax. This discussion also does not discuss Notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a U.S. Holder (as defined below) is not the U.S. dollar.

In the case of a beneficial owner of Notes that is classified as a partnership for U.S. federal income tax purposes, the tax treatment a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership holding Notes, then you should consult your tax advisors regarding the tax consequences relating to the Consent Solicitation, including the adoption of the Proposed Amendment and the receipt of the Consent Consideration.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Holders should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to the Consent Solicitation, including the adoption of the Proposed Amendment and the receipt of the Consent Consideration, in light of their particular situations, as well as any tax consequences arising under other federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Adoption of Proposed Amendment

The U.S. federal income tax consequences to a U.S. Holder or a non-U.S. Holder (each as defined below) of the adoption of the Proposed Amendment will depend upon whether the adoption of the Proposed Amendment and the payment of the Consent

Consideration result in a “significant modification” of the Notes, and thus a deemed exchange of the Notes for new Notes with respect to which gain or loss may be recognized, for U.S. federal income tax purposes.

Applicable U.S. Treasury regulations provide that, as a general rule, the modification of a debt instrument is a “significant modification” if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Under these regulations, a modification that results in a de minimis increase in the yield of a debt instrument, such as the payment of the Consent Consideration, is not a significant modification. These regulations also provide that a modification to a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, these regulations do not define “customary accounting or financial covenants” and do not otherwise directly address the exact type of modification of the Notes that would occur upon the adoption of the Proposed Amendment.

Although the matter is not free from doubt, the Issuers intend to take the position that the adoption of the Proposed Amendment and the payment of the Consent Consideration will not cause a significant modification of the Notes and, therefore, will not result in a deemed exchange of the Notes for U.S. federal income tax purposes. Assuming such treatment, U.S. Holders and non-U.S. Holders will not recognize any gain or loss as a result of the adoption of the Proposed Amendment and the payment of the Consent Consideration and would continue to have the same adjusted basis, holding period and tax attributes with respect to the Notes as the U.S. Holder or non-U.S. Holder had immediately prior to the adoption of the Proposed Amendments, except to the extent described below under “U.S. Holders-Consent Consideration” or “Non-U.S. Holders-Consent Consideration,” as applicable.

The foregoing characterization of the adoption of the Proposed Amendment and the payment of the Consent Consideration is not binding upon the IRS. If the adoption of the Proposed Amendment and the payment of the Consent Consideration were treated as a significant modification of the Notes, then holders would be treated as if they had exchanged their Notes for “new” Notes reflecting the adoption of the Proposed Amendment. In such event, unless the deemed exchange qualified as a recapitalization within the meaning of Section 368(a) of the Code (which qualification is unclear), the exchange generally would be a taxable exchange in which gain or, subject to the possible application of the wash sale rules of Section 1091 of the Code, loss would be recognized. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of the Proposed Amendment and the Consent Consideration.

Receipt of Consent Consideration

The U.S. federal income tax treatment of the receipt of the Consent Consideration is unclear. There is no authority on which the Issuers may rely that directly addresses the U.S. federal income tax treatment of the Consent Consideration (or payments similar to the Consent Consideration). The Issuers intend to treat the Consent Consideration as separate consideration (treated as ordinary income) paid to consenting beneficial owners of Notes for their Consent to the Proposed Amendment.

Other treatments of the Consent Consideration are possible. For instance, based on a recent IRS private letter ruling on which the Issuers may not rely, it is possible that payment of the Consent Consideration in respect of a Note may be properly treated first as a payment of unpaid accrued interest (if any) on the Note, and second as payment of principal on the Note. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of the receipt of the Consent Consideration.

U.S. Holders

The following is a discussion of certain U.S. federal income tax considerations applicable to you if you are a U.S. Holder. For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

Consent Consideration

As discussed above in “Receipt of Consent Consideration,” the Issuers intend to treat the Consent Consideration as separate consideration paid to consenting beneficial owners of Notes for their Consent to the Proposed Amendment, which would generally be taxable as ordinary income in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Each U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal income tax treatment of the Consent Solicitation, including the adoption of the Proposed Amendment and the receipt of the Consent Consideration.

Backup Withholding and Information Reporting

Information reporting may apply to the payment of the Consent Consideration to a U.S. Holder. Additionally, the applicable withholding agent may be required to impose backup withholding, currently at a rate of 28%, unless the U.S. Holder (i) provides a taxpayer identification number, (ii) makes appropriate certifications concerning its entitlement to exemption from backup withholding and (iii) otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder generally may satisfy these requirements by properly completing and submitting an IRS Form W-9.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a discussion of certain U.S. federal income tax considerations applicable to you if you are a non-U.S. Holder. For purposes of this discussion, the term "non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.

The following discussion applies only to non-U.S. Holders. Special rules, not discussed herein, may apply to certain non-U.S. Holders, such as certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax.

Consent Consideration

As discussed above in “Receipt of Consent Consideration,” the Issuers intend to treat the Consent Consideration as separate consideration (treated as ordinary income) paid to consenting beneficial owners of Notes for their Consent to the Proposed Amendment. Therefore, the Issuers expect that the applicable withholding agent will withhold U.S. federal income tax at a rate of 30% from the Consent Consideration paid to a non-U.S. Holder, unless (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Consideration is effectively connected and such non-U.S. Holder provides a validly executed IRS Form W-8ECI (or other applicable form) or (ii) the “Business Profits” or “Other Income” article of an applicable income tax treaty between the United States and the country of residence of the non-U.S. Holder eliminates or reduces the applicable rate of withholding and such non-U.S. Holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other appropriate IRS Form W-8.

If a non-U.S. Holder’s income derived from the receipt of the Consent Consideration and the adoption of the Proposed Amendment is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, then, unless an applicable tax treaty provides otherwise, the U.S. federal income tax consequences to such non-U.S. Holder generally will be the same as those applicable to a U.S. Holder. In addition, if a non-U.S. Holder is a corporation, any effectively connected earnings and profits (subject to adjustments) may be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate).

Each non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal income tax treatment of the Consent Solicitation, including the adoption of the Proposed Amendment and the receipt of the Consent Consideration, in general and, in particular, its eligibility (if any) for an exemption from, or a reduction in the rate of, U.S. federal withholding tax under an applicable income tax treaty or otherwise.

Backup Withholding and Information Reporting

Information reporting may apply to the payment of the Consent Consideration to a non-U.S. Holder. Copies of the information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which the non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

In general, the payment of the Consent Consideration (by us or an intermediate payor) to a non-U.S. Holder will not be subject to backup withholding, provided (i) the non-U.S. Holder provides an IRS Form W-8BEN, W-8BEN-E, or other appropriate IRS Form W-8 certifying as to its non-U.S. status or (ii) the non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

INFORMATION AND TABULATION AGENT AND SOLICITATION AGENT

The Issuers have retained D.F. King & Co., Inc. as Information and Tabulation Agent in connection with the Consent Solicitation. The Information and Tabulation Agent will be responsible for distributing copies of this Consent Solicitation Statement and the Consent Form, answering questions related to the Consent Solicitation, and receiving, tabulating and verifying Consents. All Consents and correspondence sent to the Information and Tabulation Agent should be directed to the address set forth on the back cover of this Consent Solicitation Statement. D.F. King & Co., Inc. will receive customary fees for such services and reimbursement of its reasonable out of pocket expenses in connection with such services.

Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Issuers have retained Credit Suisse Securities (USA) LLC as Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent will solicit Consents and will receive customary fees for such services and reimbursement of its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. At any time, the Solicitation Agent and its affiliates may trade the Notes for their own accounts, or for the accounts of their customers, and accordingly may hold long or short positions in such securities and, to the extent that the Solicitation Agent owns Notes as of the Record Date, it may deliver Consents pursuant to the terms of the Consent Solicitation. Credit Suisse Securities (USA) LLC has provided, and expects to provide in the future, investment and commercial banking and advisory services to the Issuers, and their affiliates, for which they have received and expect to receive customary fees and commissions.

Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

The Issuers have agreed to indemnify the Solicitation Agent for certain liabilities, including liabilities under the federal securities laws in connection with the Consent Solicitation. The Information and Tabulation Agent has agreed to facilitate the Consent Solicitation in its capacity as Information and Tabulation Agent, and the Solicitation Agent has agreed to facilitate the Consent Solicitation in its capacity as Solicitation Agent; however, neither of them is assuming any responsibility for the accuracy or completeness of the information contained in this Consent Solicitation Statement or the other Solicitation Documents or for any failure by the Issuers to disclose events that may have occurred and may affect the significance or accuracy of such information.

FEES AND EXPENSES

The Issuers will bear the costs of the Consent Solicitation. The Issuers will also pay brokerage firms and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Consent Solicitation Statement and related documents to the beneficial owners of the Notes and in handling or forwarding deliveries of Consents on behalf of the beneficial owners of the Notes.

In connection with the Consent Solicitation, directors, officers, managers and employees of the Issuers may solicit Consents by use of the mails, personally or by telephone, facsimile or other means. Such individuals will not be specially compensated for such services.

MISCELLANEOUS

The Issuers are not aware of any jurisdiction where the making of the Consent Solicitation is not in compliance with the laws of such jurisdiction. If the Issuers become aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Issuers will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Consent Solicitation. If, after such good faith effort, the Issuers cannot comply with any such applicable laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Notes residing or having a principal place of business in each such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Issuers by the Solicitation Agent or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

From time to time, the Issuers, the Guarantors or their affiliates may engage in additional consent solicitations. Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Notes than the terms of the Consent Solicitation, as the Issuers may determine in their sole discretion.

AFFINITY GAMING
AFFINITY GAMING FINANCE CORP.
July 21, 2014

In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent, and any other required documents, to the Information and Tabulation Agent at its address set forth below in accordance with the instructions set forth in the Solicitation Documents. Holders should retain their Notes and not deliver any Notes to the Information and Tabulation Agent, the Solicitation Agent, the Trustee, the Issuers, the Guarantors or any other person. Giving a Consent will not affect the Holder’s right to sell or transfer the Notes.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Information and Tabulation Agent at its telephone number set forth below or by email at affinity@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Information and Tabulation Agent for the Consent Solicitation is:

D.F. KING & CO., INC.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call collect: (212) 269-5550
All other call toll-free: (800) 290-6427
Email: affinity@dfking.com

By Registered or Certified Mail,
By Overnight Courier or By Hand:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attn: Krystal Scrudato	Confirmation by Telephone: (212) 493-6940 Attn: Krystal Scrudato

Delivery of a Consent to an address other than as set forth above, or transmission of instructions via a fax number other than as listed above, may not constitute a valid delivery.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement may be directed to the Solicitation Agent at the telephone numbers or address set forth below. A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

Credit Suisse

Credit Suisse Securities (USA) LLC
Attn: Liability Management Group
Eleven Madison Avenue
New York, New York 10010
Collect: (212) 538-1862
U.S. Toll free: (800) 820-1653